Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Erica Abrams

The Blueshirt Group for BigBand Networks

+1.415.217.5864 erica@blueshirtgroup.com

BIGBAND NETWORKS REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

Revenues increased 43% year over year

•	Net revenues of $54.5 million
•	On a GAAP basis,
o	Gross margin of 53.4%;
o	Operating income of $42,000; and
o	Net income of $1.7 million, or $0.02 per diluted share.
•	On a non-GAAP basis (excluding certain non-cash charges — stock-based compensation and amortization of intangibles — net of tax),
o	Gross margin of 54.2%;
o	Operating income of $3.1 million, or 6%; and
o	Net income of $4.7 million, or $0.07 per diluted share.

REDWOOD CITY, Calif., Aug 2, 2007—BigBand Networks, Inc., (NASDAQ: BBND), a leading provider of broadband multimedia infrastructure for video, voice and data, today announced financial results for the three and six months ended June 30, 2007.

For the second quarter of 2007, BigBand Networks reported net revenues of $54.5 million, an increase of 43% over the second quarter of 2006. GAAP net income for the quarter was $1.7 million, or $0.02 per diluted share, compared to a net loss of $0.6 million, or ($0.05) per share reported in the second quarter of 2006. Gross margin improved to 53.4% on a GAAP basis from a gross margin of 48.7% in the second quarter of 2006. Operating income increased to $42,000 on a GAAP basis during the second quarter of 2007 from an operating loss of $0.4 million in the second quarter of 2006. GAAP results for the second quarter of 2007 includes $2.9 million in stock based compensation expense and $0.1 million in amortization of intangibles. In the second quarter of 2006, we incurred $0.5 million in stock-based compensation expense, $0.1 million in amortization of intangibles and $57,000 in preferred stock warrant expense. A reconciliation of our GAAP and non-GAAP results is included as part of this release.

Excluding the above-mentioned charges, net of tax, non-GAAP results for the second quarter of 2007 includes net income of $4.7 million, or $0.07 per diluted share, compared to a net loss of $22,000, or $0.00 per diluted share, reported in the second quarter of 2006. Gross margin improved to 54.2% during the second quarter of 2007 from 48.9% in the second quarter of 2006. Operating income increased to $3.1 million during the second quarter of 2007 from $0.3 million in the second quarter of 2006.

“We are pleased with our improvements in both revenues and earnings results in the second quarter,” commented Amir Bassan-Eskenazi, president and CEO of BigBand Networks. “We continued to drive significant expansion of the footprint of our media services platforms. We continue to work closely with customers in supporting their efforts to enhance their existing networks for advanced video services. We believe that BigBand’s solutions for switched broadcast and TelcoTV will continue to gain traction with major customers both in the U.S. and internationally.

For the first six months of 2007, BigBand Networks reported net revenues of $107.3 million, an increase of 52% over the first half of 2006. GAAP results for the six months period of 2007 includes net income of $0.7 million, or $0.01 per diluted share, compared to a net loss of $1.6 million, or ($0.15) per diluted share reported in the six months period of 2006. Gross margin improved to 55.4% in the first half of 2007 from 49.8% in the first half of 2006. Operating income increased to $3.4 million during the first half of 2007 from an operating loss of $1.5 million in the first half of 2006. GAAP net income for the first half of 2007 includes non-cash charges of $5.0 million in preferred stock warrant expense, $5.4 million in stock based compensation expense, and $0.3 million in amortization of intangibles. This compares to non-cash charges of $0.2 million in preferred stock warrant expense, $0.8 million in stock-based compensation expense and $0.3 million in amortization of intangibles for the first half of 2006.

Excluding the above-mentioned charges, net of tax, non-GAAP results include net income for the first half of 2007 of $10.5 million, or $0.16 per diluted share. This compares to a net loss of $0.7 million, or $(0.06) per diluted share, reported in the first half of 2006. Gross margin improved to 56.1% during the first half of 2007 from a gross margin of 50.0% in the first half of 2006. Operating income increased to $9.0 million during the first half of 2007 from an operating loss of $0.4 million in the first half of 2006.

“Video continues to be a major driver of capital expenditures in service provider networks. We believe that our technology innovation and time-to-market leadership are key competitive differentiators in our video and data markets. Our product roadmap calls for more innovation as the industry moves to addressable advertising and personalized video services. We continue to be well-positioned for additional growth over the long-term and are optimistic about our business,” concluded Bassan-Eskenazi.

Business Outlook

Based on current expectations, management provided the following outlook for its business in the third quarter of 2007:

Quarter Ending September 30, 2007

•	Net revenues are anticipated to be in the range of approximately $54 to $58 million.

•	GAAP gross margins are anticipated to be in the range of 53% to 55%, which includes approximately $0.4 million in stock-based compensation.

•	GAAP operating expenses are anticipated to be in the range of $30 to $31 million, which includes approximately $3.0 million in stock-based compensation and amortization of intangibles.

•	Provision for income tax is anticipated to be in the range of approximately $0.5 to $0.6 million.

•	Fully diluted weighted average shares are anticipated to be in the range of 71 to 72 million shares.

•	This equates to GAAP earnings (loss) per share in the range of $(0.01) to $0.03, and a non-GAAP earnings per share in the range of $0.03 to $0.07.

Fiscal Year Ending December 31, 2007

•	Net revenues are anticipated to be in the range of approximately $225 to $230 million.

•	GAAP gross margins are anticipated to be in the range of 54% to 56%, which includes approximately $1.5 million in stock-based compensation.

•

GAAP operating expenses are anticipated to be in the range of $116 to $121 million, which includes stock-based compensation of approximately $10.5 million and amortization of intangibles of $0.6 million.

•	Provision for income tax is anticipated to be in the range of approximately $2.0 to $2.5 million.

•	Fully diluted weighted average shares are anticipated to be in the range of 69 to 70 million shares.

•	This equates to GAAP earnings per share in the range of $0.03 to $0.08, and a non-GAAP earnings per share in the range of $0.28 to $0.33.

RECONCILIATION OF GAAP TO NON-GAAP ANTICIPATED RESULTS

The following table shows our Non-GAAP anticipated results for the quarter ending September 30, 2007 and for the year ending December 31, 2007, each reconciled to the GAAP anticipated results for such period. Our Non-GAAP anticipated results exclude stock-based compensation, amortization of intangible assets, and preferred stock warrant expense (as applicable).

	Earnings (Loss) Per Share (Unaudited)
	Three Months Ending September 30, 2007		Fiscal Year Ending December 31, 2007
	Low	High	Low	High
GAAP	$(0.01)	$0.03	$0.03	$0.08
Stock-based compensation and amortization of intangible assets	0.04	0.04	0.18	0.18
Preferred Stock Warrant Expense—FSP 150-5	—	—	0.07	0.07

Non-GAAP	$0.03	$0.07	$0.28	$0.33

Actual results may differ materially from the above estimates.

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose this non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other special charges that many investors feel may obscure our true operating costs. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider amortization of intangible assets, preferred stock warrant expense or stock-based compensation expense, which are non-cash charges, in managing its operations. Specifically, we do not consider stock-based compensation expense when developing and monitoring budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, share-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. As a result, BigBand uses calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, net of tax, amortization of intangible assets, preferred stock warrant expense, and stock-based compensation, to evaluate its ongoing operations and to allocate resources within the organization. Whenever BigBand uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for August 2, 2007

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Daylight Time today. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on August 2, 2007 until 11:59 p.m. Pacific Daylight Time on October 31, 2007, by dialing +1.800.405.2236 (+1.303.590.3000 for callers outside the U.S. and Canada) and entering pass code 11093322.

Cautionary Statement

The statements in this release relating to BigBand solutions continuing to gain traction, video being a major drive of capital expenditures, being well positioned for additional growth, being optimistic about our business, and our business outlook with respect to the quarter ending September 30, 2007 and the year ending December 31, 2007 (including revenues, gross margins, operating expenses, tax provision, anticipated shares outstanding, and GAAP and non-GAAP earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; the level of orders that are received and can be shipped in a given quarter; the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-Q (“Form 10-Q”) dated May 9, 2007. You can obtain a copy of the Form 10-Q on the SEC’s Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 2, 2007 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. [NASDAQ: BBND] provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery of video, voice and data across a wide range of services, including digital TV, high definition TV, addressable advertising, video-on-demand, interactive TV, Internet TV, video telephony, high-speed Internet and voice-over-IP. BigBand Networks’ customers include more than 100 service providers—including six of the ten largest service providers in the U.S.—and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

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TABLES TO FOLLOW

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues:
Products	$46,261	$32,245	$91,917	$60,219
Services	8,202	5,763	15,380	10,339

Total net revenues	54,463	38,008	107,297	70,558

Cost of net revenues:
Products	21,761	17,220	40,829	31,104
Services	3,611	2,280	6,981	4,296

Total cost of net revenues	25,372	19,500	47,810	35,400

Gross profit	29,091	18,508	59,487	35,158

Operating expenses:
Research and development	13,678	8,964	26,750	17,284
Sales and marketing	11,113	7,163	21,427	13,920
General and administrative	4,115	2,599	7,637	5,126
Amortization of purchased intangible assets	143	143	286	286

Total operating expenses	29,049	18,869	56,100	36,616

Operating income (loss)	42	(361)	3,387	(1,458)

Other expense, net:
Interest income	2,157	268	3,038	462
Interest expense	(271)	(507)	(609)	(904)
Other expense, net	105	(122)	(4,997)	(142)

Net income (loss) before benefit from income taxes	2,033	(722)	819	(2,042)
Provision for (benefit from) income taxes	378	(141)	141	(398)

Net income (loss) for the period	$1,655	$(581)	$678	$(1,644)

Net income (loss) per share—basic	$0.03	$(0.05)	$0.02	$(0.15)

Net income (loss) per share—diluted	$0.02	$(0.05)	$0.01	$(0.15)

Shares used to calculate—basic	58,140	11,348	38,373	11,300

Shares used to calculate—diluted	70,764	11,348	66,725	11,300

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP gross profit as reported	$29,091	$18,508	$59,487	$35,158
Stock-based compensation expense	426	66	699	92

Gross profit excluding stock-based compensation	$29,517	$18,574	$60,186	$35,250

As a percentage of net revenues:
GAAP gross profit as reported	53.4%	48.7%	55.4%	49.8%

Gross profit excluding stock-based compensation	54.2%	48.9%	56.1%	50.0%

GAAP operating income (loss) as reported	$42	$(361)	$3,387	$(1,458)

Stock-based compensation expense:
– Cost of goods sold	426	66	699	92
– Research and development	1,058	181	1,731	306
– Sales and marketing	1,037	123	2,189	180
– General and administrative	427	122	741	198
Amortization of intangibles	143	143	286	286

Operating income (loss) excluding stock-based compensation and amortization of intangibles	$3,133	$274	$9,033	$(396)

GAAP net income (loss) as reported	$1,655	$(581)	$678	$(1,644)
Stock-based compensation expense	2,948	492	5,360	776
Amortization of intangibles	143	143	286	286
Preferred stock warrant expense	—	57	4,974	155
Tax effect of adjustments	(34)	(133)	(778)	(271)

Net income (loss) excluding stock-based compensation, amortization of intangibles, preferred stock warrant expense, net of tax effect	$4,712	$(22)	$10,520	$(698)

Net income (loss) per share, non-GAAP—basic	$0.08	$(0.00)	$0.27	$(0.06)

Net income (loss) per share, non-GAAP—diluted	$0.07	$(0.00)	$0.16	$(0.06)

Weighted-average shares used in computing non-GAAP net income (loss) per common share—basic	58,140	11,348	38,373	11,300

Weighted-average shares used in computing non-GAAP net income (loss) per common share—diluted	70,764	11,348	66,725	11,300

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of June 30, 2007	As of December 31, 2006
Assets
Current assets: Cash and cash equivalents	$76,812	$38,570
Marketable securities	71,669	26,904

Total cash, cash equivalents and marketable securities	148,481	65,474
Trade receivables, net	25,412	33,988
Inventories	10,537	7,153
Prepaid expenses and other current assets	2,666	2,511

Total current assets	187,096	109,126

Property and equipment, net	15,312	12,788
Goodwill and other intangible assets, net	2,676	2,962
Other non-current assets	3,833	4,174

Total assets	$208,917	$129,050

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Current portion of loans payable and capital leases	$260	$5,937
Preferred stock warrant liabilities	—	3,152
Accrued compensation and related benefits	9,531	7,354
Accounts payable	10,091	15,109
Deferred revenues, net	30,360	39,553
Accrued warranty	3,588	3,241
Other current liabilities	6,004	9,724

Total current liabilities	59,834	84,070

Deferred revenues, net, less current portion	18,117	11,049
Loans payable and capital leases, less current portion	241	8,599

Accrued warranty, less current portion	1,056	895
Accrued long-term severance pay fund	3,148	2,744

Redeemable convertible preferred stock	—	117,307
Stockholders’ equity (deficit):
Common stock	59	12
Additional paid-in capital	237,782	17,063
Deferred stock-based compensation	(697)	(1,405)

Accumulated other comprehensive income (loss)	(8)	9

Accumulated deficit	(110,615)	(111,293)

Total stockholders’ equity (deficit)	126,521	(95,614)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$208,917	$129,050